UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 January 8, 2003


                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                             74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

                         Registrant's telephone number,
                              including area code:
                                  210-490-4788

Item 5.OTHER EVENTS

See attached Press Release



The following exhibits are filed as part of this report:

NUMBER                                           DOCUMENT

99.1                                    Press release dated January 8, 2003

                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                       By: __/s/Chris Williford__________
                           Chris Williford
                           Executive Vice President, Chief Financial
                           Officer and Treasurer


Dated:    January 8, 2003

                                                               Exhibit 99.1

                                  NEWS RELEASE

                    ABRAXAS PETROLEUM EXTENDS EXCHANGE OFFER

         SAN ANTONIO, TX (January 8, 2003) - Abraxas Petroleum Corporation (AMEX:ABP) ("Abraxas") today announced that it has extended the exchange offer (the "Offer") for its 11 1/2% Senior Secured Notes due 2004, Series A, CUSIP No. 003831AG9, and 11 1/2% Senior Notes due 2004, Series D, CUSIP No. 003831AF1 (collectively, the "Notes"), which commenced on December 9, 2002. Abraxas has extended the expiration date of the Offer until 6:00 p.m., EST, on January 8, 2003, unless the Offer is extended.

         As of the close of business on January 7, 2003, $149.8 million principal amount of the Notes had been validly tendered or guaranteed.

         The Offer is conditioned on a minimum of 99% of the principal amount of the Notes (approximately $189 million) being tendered. The consummation of the Offer is subject to certain conditions, which are described in Abraxas' Offer to Exchange dated December 9, 2002.

         The notes and shares of Abraxas common stock to be issued in the Offer have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an exemption from registration.

         This announcement is not an offer to purchase, a solicitation of an offer to purchase, or solicitation of an offer to sell securities, with respect to any Notes. The Offer may only be made pursuant to the terms of the Offer to Exchange and the accompanying Letter of Transmittal.

         Jefferies & Company, Inc. is acting as dealer manager and Mellon Investor Services, LLC is acting as information agent for the Offer.

         Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada.

         Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves.
Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com